Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, appearing in the Annual Report on Form 10-K of Edgewater Technology, Inc. for the year ended December 31, 2010.

/s/    Deloitte & Touche LLP

Boston, Massachusetts

July 19, 2011